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                                                                    Exhibit 5.2
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             [Akin, Gump, Strauss, Hauer & Feld, L.L.P. Letterhead]



                                April 13, 1999

Apex Silver Mines Limited
Caledonian House
Jennett Street
George Town, Grand Cayman
Cayman Island, British West Indies

Ladies and Gentlemen:

     We have acted as counsel to Apex Silver Mines Limited (the "Company"), a Cayman Islands corporation, in connection with the filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of up to $200,000,000 aggregate amount of (i) senior debt securities and unsecured subordinated debt securities of the Company (collectively, the "Debt Securities"), (ii) preference shares, par value $0.01 per share, of the Company (the "Preference Shares"), (iii) depositary shares representing a fraction of a share of a particular class or series of Preference Shares (the "Depositary Shares"), (iv) ordinary shares, par value $0.01 per share, of the Company (the "Ordinary Shares"), (v) warrants of the Company to purchase Ordinary Shares and/or Preference Shares (the "Warrants") and (vi) rights to purchase Ordinary Shares (the "Ordinary Share Purchase Rights").

     We have examined (i) the Registration Statement, (ii) the form of Senior Indenture to be executed by the Company and Wilmington Trust Company, as trustee (the "Senior Debt Indenture"), and (iii) the form of Subordinated Indenture to be executed by the Company and Wilmington Trust FSB, as trustee (the Subordinated Debt Indenture, and together with the Senior Debt Indenture, the "Indentures").

     As such counsel, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such corporate documents of the Company, certificates of public officials and certificates of directors of the Company and such other documents and agreements and records and papers as we have deemed necessary or appropriate in order to render this opinion.

     In our examination, we have assumed the authenticity of all documents submitted to us as originals, the signature of all parties to documents, the legal right and power of all parties to enter
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into and execute the documents to which they are a party and to consummate the transactions contemplated therein, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based upon such examination and representations of the Company and subject to the qualifications contained herein, we advise you that, in our opinion:

     1. Assuming that the Indentures, any Debt Securities and any supplemental indentures to be entered into in connection with the issuance of such Debt Securities have been duly authorized, when (i) the Indentures have been qualified under the Trust Indenture Act of 1939, as amended, (ii) a supplemental indenture in respect of the Debt Securities has been duly executed and delivered, (iii) the terms of the Debt Securities have been duly established in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iv) the Debt Securities have been duly executed and authenticated by the applicable trustee in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities and duly issued and delivered by the Company in the manner contemplated by the Registration Statement and any prospectus supplement relating thereto, the Debt Securities (including any Debt Securities duly issued upon exchange or conversion of any shares of Preference Shares or Depositary Shares that are exchangeable or convertible into Debt Securities) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditor's rights generally, (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity) and (c) the waiver of usury, stay or extension laws contained in Section
6.15 of the Indentures may be deemed unenforceable, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgement in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States.

     2. Assuming that a Warrant Agreement relating to the Warrants (the "Warrant Agreement") has been duly authorized, when (i) the Warrant Agreement has been duly executed and delivered, (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by

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any court or governmental or regulatory body having jurisdiction over the
Company, and (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

     3. Assuming that an Ordinary Share Purchase Rights Agreement relating to the Ordinary Share Purchase Rights (the "Ordinary Share Purchase Rights Agreement") and such Ordinary Share Purchase Rights have been duly authorized, when (i) the Ordinary Share Purchase Rights Agreement has been duly executed and delivered, (ii) the terms of the Ordinary Share Purchase Rights and of their issuance and sale have been duly established in conformity with the Ordinary Share Purchase Rights Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Ordinary Share Purchase Rights have been duly executed and issued in accordance with the Ordinary Share Purchase Rights Agreement relating to such Ordinary Share Purchase Rights, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Ordinary Share Purchase Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

     In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any security, (i) the Company's board of directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded, (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded and there shall not have been issued any stop order suspending the effectiveness of the Registration Statement, and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then

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binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

     This law firm is a registered limited liability partnership organized under the laws of the State of Texas. Our opinion relates only to the laws of the State of New York and the federal law of the United States of America. We express no opinion of the law of any other jurisdiction.

     This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any facts or circumstances that may hereafter come to our attention.


     We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereof.


                              Very truly yours,

                              /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

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